PHILLIPS-VAN HEUSEN CORPORATION
                        1290 Avenue of the Americas
                         New York, New York  10104


                              February 14, 1995


Mr. Lawrence S. Phillips
21301 Power Line Road
Suite 309
Boca Raton, Florida  33433


Dear Larry:

     This letter, when accepted and agreed to by you, shall confirm the agreement between you ("Phillips") and Phillips-Van
Heusen Corporation (the "Company") as follows:

     1. The provisions of Section 7 of the Agreement, dated as of April 28, 1993, among Bruce J. Klatsky, Phillips and the Company shall be terminated as of the effective date of this agreement and shall be of no further force and effect thereafter.

     2. The Company hereby agrees to retain Phillips as a consultant for the period commencing on the effective date of this agreement and ending on June 14, 2004 or upon the earlier death of Phillips (the "Term"). Phillips hereby accepts such retention, agrees to perform such consulting services as may be reasonably requested of him from time to time by the chief executive officer of the Company and agrees to devote his skills, attention and energies and such portion of his business time as shall be reasonably required to such services; provided, however, that such consultation services shall not require more than an average of 10 hours per month or more than 20 hours in any one month and shall not require Phillips to travel, other than to the Company's principal executive offices and, in such case, not more frequently than once per year; and provided, further, however, that the Company's obligations hereunder shall not be affected as a result of any disability of Phillips or his inability to render consulting services as a result thereof. During the Term, the Company shall pay to Phillips, and Phillips shall accept from the Company, for Phillips' consulting services pursuant to this
Section 2, compensation at the rate of $250,000 per annum, payable in equal monthly installments on the first business day of each month, except that a pro rata portion for the month ending February 28, 1995 shall be paid on the date hereof.

     3. The Company shall pay for and provide Phillips during the Term with the use of and maintenance for a company car in accordance with past practice with respect to Phillips, including, without limitation, reimbursement of all advance and/or other payments incurred by Phillips upon lease renewals or new leases. The Company shall pay to Phillips during the Term $50,000 per annum to reimburse Phillips for all out-of-pocket expenses incurred by him in connection with the performance of his duties hereunder, which includes reimbursement of all fees and transportation for Phillips and his spouse for attendance at business-related seminars and the costs of participating in all business-related organizations including the Young Presidents Organization, the World Presidents Organization, the Chief
Executive Officers Organization and the Aspen Institute.   Such
amounts shall be paid to Phillips periodically during each year. During the Term, Phillips and his family shall continue to have the benefit of all merchandise discounts provided to employees of the Company and the Company shall provide all documentation therefor, including the Company's associate discount cards.

     4. To the extent available, Phillips shall elect primary coverage for his and his spouse's medical expenses under Medicare and the Company shall, during the Term, provide and pay for additional medical, surgical, dental, optical and other health insurance which, together with such Medicare coverage, if any, will provide Phillips and his spouse with the same coverage to which they have been entitled under the Company's "Corporate Medical Reimbursement Insurance Plan." In the event of Phillips' death during the Term, such coverage will continue at the Company's sole expense for the benefit of Phillips' spouse through June 14, 2004. In addition, simultaneously with the execution of this agreement, the Company is entering into a split-dollar life insurance agreement on the life of Phillips in the form of Schedule A hereto.

     5. During the Term, the Company shall continue as heretofore to maintain and make available at its cost a furnished and equipped office (and shall pay all costs associated with the operation of such office) for Phillips and his assistant, and shall continue to employ and pay Phillips' assistant (or any replacement therefor selected by Phillips) at the same salary and with the same benefits as heretofore. The Company shall also continue to pay, or to reimburse Phillips for, the cost of all telecommunications equipment in accordance with past practice.

     6. During the Term, the Company shall continue to make (itself or through the Phillips-Van Heusen Foundation) annual contributions (with the first contributions to be made on or before June 14, 1995 and additional annual contributions to be made during each successive year of the Term) to the Phillips-Green Foundation, American Jewish World Service, Beth Israel Medical Center and the Parliamentary Human Rights Foundation, in the amounts of $150,000, $10,000, $10,000 and $10,000, respectively, so long as such organizations remain valid Section 501(c)(3) organizations under the Internal Revenue Code of 1986 or any successor statute; provided, however, if any such organization ceases for any reason to be a valid Section 501(c)(3) organization, the Company, after consultation with Phillips, will select a qualified replacement charitable organization to which the Company will continue to contribute; and provided further that if the Company, after consultation with Phillips, shall determine that continued contributions to any of the foregoing charitable organizations is not warranted, then the Company, after consultation with Phillips. shall select a replacement charitable organization(s) to which the Company will continue to contribute.

     7. On the date this agreement becomes effective, the Company shall grant to Phillips a stock option to acquire 100,000 shares of the Company's common stock at an exercise price equal to the closing price of such common stock on the New York Stock Exchange on the trading day prior to the grant of such option, which option shall be in the form of Schedule B hereto.

     8. Phillips agrees, during and after the Term, to keep secret and confidential all proprietary and confidential information heretofore or hereafter acquired by him concerning the business and affairs of the Company or any of its subsidiaries and/or affiliates (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended), and further agrees that he will at no time during the Term or thereafter disclose any such information to any person, firm or corporation, other than to the Company or any of its subsidiaries and/or affiliates or their respective directors, officers, employees and agents, or use the same in any manner other than in connection with the business and affairs of the Company or any of its subsidiaries and/or affiliates, except (i) as may be required by law, (ii) in connection with Phillips' enforcement of his rights under this agreement, (iii) as to such information as may already have become publicly known other than through Phillips in violation of this Section 8 and (iv) with the consent of the Company.

     9. Phillips agrees, to the extent permitted by law, that he shall not, during the Term and for the five years after the Term, for any reason whatsoever, directly or indirectly, own, manage, operate, join or control, or participate in the ownership, management, operation or control of, or be a director or employee of, or a consultant to, any business, firm or corporation which is conducting any business which competes with the business of the Company as now conducted; provided, however, that the provisions of this Section 9 shall not apply to investments by Phillips in (i) securities traded on a national securities exchange or on the national over-the-counter market which shall constitute less than two percent of the outstanding class of such securities and (ii) any investment partnership, mutual fund or similar investment vehicle the investment decisions for which are made by a person or entity not affiliated with Phillips. Notwithstanding anything to the contrary contained herein, Phillips shall not be in breach of this Section 9 with respect to any breach of this Section 9 which is cured by Phillips within 30 days of notification of such breach by the Company. During the Term, the Company shall pay to Phillips, and Phillips shall accept from the Company, in consideration of Phillips' agreement contained in this Section 9, the amount of $500,000 per annum, payable in equal quarterly installments on the first business day of each quarter, except that a pro rata portion for the quarter ending March 31, 1995 shall be paid on the date hereof.

     10. Phillips acknowledges and agrees that, because of the unique and extraordinary nature of his services, any breach or threatened breach of the provisions of Sections 8 and 9 hereof will cause irreparable injury and incalculable harm to the Company and that it shall, accordingly, be entitled to seek injunctive or other equitable relief. The foregoing, however, shall not be deemed to waive or to limit in any respect any other right or remedy which the Company may have with respect to such breach.

     11.  On the date this agreement becomes effective, the

Company shall execute and deliver to Phillips an indemnification agreement substantially in the form of Schedule C hereto.

     12. The Company agrees to cause the memorabilia and furnishings currently in the Heritage Room at the Company's principal executive offices to be transported, at its cost, to a location designated by Phillips within 20 days of the date
Phillips designates such location.

     13. Phillips hereby resigns from the Board of Directors of the Company, effective upon the acceptance of said resignation by the Board of Directors.

     14. This agreement shall become effective upon approval thereof by the Board of Directors of the Company at its meeting on February 14, 1995 or at any adjournment thereof. In the event that the Board of Directors of the Company does not approve this agreement at said meeting, none of the provisions of this agreement shall come into force and effect and the provisions of paragraph 7 of the Agreement referred to in Section 1 hereof shall continue in full force and effect.

     15. The Company hereby agrees to indemnify and hold harmless Phillips from and against any and all losses, claims, liabilities, damages, costs and expenses, including, without limitation, reasonable fees and disbursements of counsel, suffered or incurred by Phillips arising out of, relating to, or resulting from the execution, delivery and/or performance of this agreement and/or the consummation of the transactions contemplated hereby.

     16. Each of the parties hereto shall pay its or his own legal fees in connection with the negotiation, execution and delivery of this agreement; provided, however, that the Company shall pay the legal fees and disbursements incurred by Phillips in connection with the negotiation, execution and delivery of this agreement; provided, further, however, that the Company shall not be required to pay more than $40,000 of such legal fees and disbursements.

     17. This agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without reference to the conflicts of law provisions thereof.

     18. This agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect to the subject matter hereof. No waiver shall be deemed to be made by either of the parties to any of its or his rights hereunder unless that waiver shall be in a writing signed by the waiving party and any such waiver shall only be effective to the extent set forth therein.

     19. All notices and communications hereunder shall be in writing and shall be sent by registered or certified mail, return receipt requested, addressed to the party for whom or for which intended, in the case of the Company, to its then principal executive office, or at such other address of which the Company shall have given notice to Phillips in the manner herein pro-vided, and in the case of Phillips, at his residence address as set forth in the records of the Company (which is currently 2197
N. W. 60th Road, Boca Raton, FL 33496) or at such other address of which he hall have given notice to the Company in the manner herein provided, with a copy of all such notices and communica-tions to be given concurrently to Rosenman & Colin, 575 Madison Avenue, New York, New York 10022, Attention: Edward H. Cohen, Esq. and to Shereff, Friedman, Hoffman & Goodman, 919 Third Avenue, New York, NY 10022, Attention: Martin Nussbaum, Esq.

     20. Each of the parties hereto shall execute and deliver to the other such additional documents and shall take such further actions as may be reasonably requested to carry out the transactions contemplated by this agreement.

     21. In the event that any provision of this agreement shall be declared invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions of this agreement, it being hereby agreed that such provisions are severable and that this agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

     22. The terms and provisions of this agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns and Phillips and his heirs, legal representatives, successors and assigns.

                              Very truly yours,
                              PHILLIPS-VAN HEUSEN CORPORATION

                              By_________________________________
                                Bruce J. Klatsky,
                                   Chief Executive Officer


ACCEPTED AND AGREED TO:



______________________________
Lawrence S. Phillips

                                                       Schedule A
              SPLIT DOLLAR LIFE INSURANCE AGREEMENT



          AGREEMENT made the ______ day of February, 1995 by and between Phillips-Van Heusen Corporation (the "Corporation") and
Laura Phillips and David L. Phillips (the "Policyowners").

          WHEREAS, the Corporation wishes to establish a life insurance program for the benefit and protection of Laura Phillips and David L. Phillips, the children of Lawrence S. Phillips, who has been retained as a consultant to the Corporation, under Policy No. ______________ issued by The Guardian Insurance and Annuity Company, Inc., ("Guardian"); said policy hereinafter referred to as the "Policy".

          WHEREAS, the Corporation has agreed to pay all premiums due on the Policy in accordance with the provisions of this Agreement; and

          WHEREAS, the Policyowners will be the sole owners of the Policy, and the Policy will be collaterally assigned to the Corporation for the purpose of providing security for the repayment of premiums paid by the Corporation;
          NOW, THEREFORE, in consideration of the mutual promises contained herein, it is agreed between the parties hereto as follows:

                            ARTICLE I

          The Policy shall be the exclusive property of the Policyowners, and shall be owned by them as tenants in common. The Policyowners may exercise all rights of ownership with respect thereto subject only to the security interest and other rights of the Corporation as expressed in this Agreement. The Policyowners shall be jointly and severally liable to perform their obligations under this Agreement.

                           ARTICLE II

          A. The Corporation shall be responsible for the payment of all premiums due to Guardian with respect to the Policy on or before the date such premium payments are due (or within the grace period allowed by the Policy) and, if so requested, shall give proof of the timely payment of each premium to the Policyowners.

          B. The Policyowners shall not be required to pay any part of the premiums; provided, however, that they shall remit to the Corporation an amount equal to any dividends with respect to the Policy paid in cash to the Policyowners, which amount shall be applied by the Corporation toward the payment of subsequent premiums due with respect to the Policy.

                           ARTICLE III

          The Policyowners shall collaterally assign the Policy to the Corporation pursuant to the terms of this Agreement as security for the repayment of amounts paid by the Corporation toward the premiums on the Policy as provided for in Article II of this Agreement. The collateral assignment shall be substantially in the form of Exhibit "A" attached hereto and made a part hereof.

                           ARTICLE IV

          A. The Corporation, as collateral assignee, shall have the limited right to obtain, from time to time, one or more withdrawals of partial cash value benefit (as defined in the Policy) and/or one or more policy loans based on the Policy's loan value (as defined in the Policy), in an aggregate amount not to exceed, as of the time of any such withdrawal or loan, the lesser of (i) the aggregate amount theretofore paid by the Corporation toward the premiums on the Policy, pursuant to
Article II of this Agreement, or (ii) the amount of the aggregate proceeds of the Policy which would be payable to the Corporation pursuant to Article VI A., Part B (after payment in full of the Part A amount as provided in Article VI A.), if the death of the insured were to occur on the date of any such withdrawal or loan (the "maximum withdrawal/loan amount").

          B. If the Corporation withdraws and/or borrows an amount in excess of its maximum withdrawal/loan amount, it must promptly return or repay the amount of such excess to either Guardian or to the Policyowners. The Corporation shall pay all loan interest in connection with loans made to it with respect to the Policy, in addition to the premiums payable by the Corporation pursuant to Article II. In no event shall a payment of interest by the Corporation constitute a premium payment under this Agreement. Any unpaid interest charges shall be added to the outstanding indebtedness of the Policy.

          C. The Corporation shall be prohibited from taking any action that might adversely affect the interest of the Policyowners in the Policy and the Policyowners shall be prohibited from taking any action that might adversely affect the interest of the Corporation in the Policy.

          D. The Corporation shall have the right to select any dividend options available with respect to the Policy.

          E. In the event the Policyowners desire to surrender the Policy, they shall give written notice of their intention to do so to the Corporation. The Corporation, within 30 days of the effective date of such notice, may elect by written notice to the Policyholders that the Policyowners not surrender the Policy whereupon the Policyowners shall transfer their entire right, title and interest in the Policy to the Corporation without additional consideration of any kind. In the event the Corporation does not elect within said 30 day period to have the Policy transferred to it, then the Policyowners shall be free to surrender the Policy subject to the rights of the Corporation under subparagraph F. hereof.

          F. In addition to the limited rights in the Policy assigned to the Corporation by the Policyowners pursuant to this
Article IV, the Corporation shall have a security interest in any proceeds payable to the Policyowners in the event the Policyowners, prior to the death of the Insured, after complying with the provisions of Article IV E of this Agreement, surrender the Policy pursuant to Article V A. of this Agreement. In such event the Policyowners shall pay to the Corporation, from such proceeds, an amount equal to the lesser of (i) the amount of such proceeds, or (ii) the aggregate amount theretofore paid (pursuant to ARTICLE II) by the Corporation toward the premiums on the Policy, less the aggregate amount of any withdrawals or borrowings theretofore made by the Corporation with respect to the Policy under Article IV A. hereof and accrued, unpaid interest on such loans. In the event the amount described in clause (ii) of the preceding sentence shall exceed the amount described in clause (i), the Policyowners shall not be liable to the Corporation with respect to such excess or any part thereof. The amount payable by the Policyowners to the Corporation pursuant to this Article IV F. shall be deemed to be received by the Policyowners from Guardian on behalf of the Corporation, and shall be promptly paid over to the Corporation. It is hereby agreed that, alternatively, at the option of the Policyowners, Guardian shall be directed by the Policyowners in writing to draw a check in the appropriate amount payable directly to the Corporation.

                            ARTICLE V

          The Policyowners retain all rights in the Policy not specifically assigned to the Corporation hereunder, including but not limited to the following rights:

          A. The right to surrender the Policy and receive the surrender value thereof (subject to the provisions of ARTICLES IV
E. and F. hereof).

          B. The right to change the beneficiary of the Policy, subject to the provisions of Article VI B hereof.

          C. The right to select optional methods of settlement with regard to the Part A death benefit provided for in Article VI A hereof.
                           ARTICLE VI
          A. In the event of the death of the Insured while the Policy and this Agreement are in force, the aggregate proceeds of the Policies shall be divided in two parts and paid as follows:

          Part A: The following amounts shall be paid to the Policyowners, in equal shares, per stirpes, (or in the event neither of the Policyowners or their issue shall then survive, the Phillips-Green Foundation), as beneficiaries:

          If death occurs on or before June 14, 1996, the amount of $3,375,000;

          If death occurs on or before June 14, 1997, the amount of $3,000,000;
          If death occurs on or before June 14, 1998, the amount of $2,625,000;
          If death occurs on or before June 14, 1999, the amount of $2,250,000;
          If death occurs on or before June 14, 2000, the amount of $1,875,000;
          If death occurs on or before June 14, 2001, the amount of $1,500,000;
          If death occurs on or before June 14, 2002, the amount of $1,125,000;
          If death occurs on or before June 14, 2003, the amount of $750,000;
          If death occurs on or before June 14, 2004, the amount of $375,000.

          Part B: The Corporation as beneficiary shall receive the remainder of the proceeds of the Policy (or all thereof, if the death of the insured shall occur after June 14, 2004).

          B. The designations of beneficiary under the Policy contain, and at all times during the term of this Agreement shall contain, a schedule of benefits identical to that set forth above in Article VI A. of this Agreement and the Policyholders shall provide the Corporation from time to time at the request of the Corporation suitable proof thereof.

                           ARTICLE VII

          A. This Agreement shall terminate upon the sooner to occur of:
              (1) Surrender of the Policy by the Policyowners pursuant to Article V of this Agreement;
              (2) Transfer of the Policy to the Corporation pursuant to ARTICLE IV E. hereof;
              (3)  Upon thirty (30) days written notice of
termination sent by registered or certified mail by the Policyholders to the Corporation; or
               (4)  June 15, 2004.
          B.  Upon termination pursuant to Article VII A.(3) or
(4) above, the Policyowners shall, within thirty (30) days of the effective date of such termination, in their sole and absolute discretion, either (i) transfer ownership of the Policy to the Corporation; or (ii) pay to the Corporation an amount equal to the aggregate amount theretofore advanced by the Corporation in payment of premiums on the Policy, less the aggregate amount of any withdrawals or borrowings theretofore made by the Corporation under Article IV A. hereof and accrued, unpaid interest on such loans.

                          ARTICLE VIII

          Any payments made or action taken by Guardian in accordance with the provisions of the Policy and the collateral assignment of the Policy shall fully discharge it from all claims, suits, and demands of all persons whatsoever. With the sole exception of this Article VIII, Guardian shall not be deemed to be a party to this Agreement for any purpose nor in any way be responsible for its validity.
                           ARTICLE IX
          This Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors, and assigns.
                            ARTICLE X
          Any notice to be given hereunder shall be by certified mail, return receipt requested, to the parties at the addresses set forth below, such notice to be deemed effective on the date of mailing thereof.


                    Notice to the Policyholders:

                         Laura Phillips
                         David L. Phillips
                          c/o Weitzner, Levine, Hamburg & Chill
                          437 Madison Avenue, 35th Floor
                          New York, New York  10022


                    Notice to the Corporation:

                         Phillips-Van Heusen Corp.
                         1290 Avenue of the Americas
                         New York, New York  10104
                         Attention: I. Winter
                           ARTICLE XI
          This Agreement embodies all agreements made by the parties with respect to the Policy, and no change, alteration, or modification may be made except in writing signed by all parties hereto.

                           ARTICLE XII
          This Agreement shall be governed by the laws of the State of New York.


          IN WITNESS WHEREOF, the parties hereto have set their hands on the day and year first set forth above.

                                PHILLIPS-VAN HEUSEN CORPORATION

                                By:


                                Attest:
                                           Secretary




  (Witness)                        Laura Phillips



  (Witness)                        David Phillips

                      COLLATERAL ASSIGNMENT


          Pursuant to the provisions of a Split Dollar Life Insurance Agreement entered into by Laura Phillips and David L. Phillips, (the "Policyowners"), and Phillips-Van Heusen
Corporation, (the "Corporation"), dated the        day of February,
1995 (the "Agreement"), for value received, we hereby assign unto the Corporation Policy No. (the "Policy") issued by The Guardian Insurance and Annuity Company, Inc. ("Guardian") on the life of Lawrence S. Phillips, as collateral security to the extent specified below.
          1. Prior to the death of Lawrence S. Phillips: The Policy's cash values shall be collateral security to the extent of
(i) the aggregate amount paid by the Corporation toward premiums on the policy, (ii) less the aggregate amount of any withdrawals or borrowing against the Policy made by the Corporation.
          2. Part A of the life insurance proceeds of the Policy shall be an amount equal to:
               If death occurs on or before June 14, 1996, the amount of $3,375,000;
               If death occurs on or before June 14, 1997, the amount of $3,000,000;
               If death occurs on or before June 14, 1998, the amount of $2,625,000;
                            Exhibit A

               If death occurs on or before June 14, 1999, the amount of $2,250,000;
               If death occurs on or before June 14, 2000, the amount of $1,875,000;
               If death occurs on or before June 14, 2001, the amount of $1,500,000;
               If death occurs on or before June 14, 2002, the amount of $1,125,000;
               If death occurs on or before June 14, 2003, the amount of $750,000;
               If death occurs on or before June 14, 2004, the amount of $375,000;
          However, in no event shall Part A exceed the life insurance proceeds payable under the policy.
          3. Part B of the life insurance proceeds of the Policy shall be the amount remaining after Part A of those proceeds has been paid.
          4. The beneficiary for Part B of the life insurance proceeds shall be the Corporation. The beneficiary for Part A of the life insurance proceeds shall be as stated in the policy application or as changed pursuant to the terms and conditions of the Policy by the Policyowners.

          5. The interest of any beneficiary for Part B of the life insurance proceeds may not be assigned by the Policyowners, and also shall not be subject to the interest of any assignee.
          6. Except as specifically granted to the Corporation pursuant to the terms of the aforesaid Split Dollar Agreement, the Policyowners shall retain all incidence of ownership in the policy. This Collateral Assignment may not be terminated without the consent of the Corporation.

Dated:  February     , 1995


Witness                              Laura Phillips




Witness                              David L. Phillips


                                       has retained the duplicate
of this Agreement. The Company assumes no responsibility for the validity of the Assignment.

Dated:  February      , 1995




                     HOME OFFICE ENDORSEMENT

                                                       Schedule B

                 PHILLIPS-VAN HEUSEN CORPORATION

              NON-INCENTIVE STOCK OPTION AGREEMENT


          AGREEMENT made and entered into this 14th day of February, 1995, between PHILLIPS-VAN HEUSEN CORPORATION (the "Company"), a Delaware corporation with its principal executive offices at 1290 Avenue of the Americas, New York, New York 10104, and LAWRENCE S. PHILLIPS (the "Optionee"), an individual residing at 2197 N. W. 60th Road, Boca Raton, FL 33496.

                      W I T N E S S E T H:

          WHEREAS, the Optionee is retained by the Company as a consultant and the Company desires that he have an option to acquire stock in the Company in order to increase his incentive and personal interest in the welfare of the Company; and
          WHEREAS, the committee (the "Committee") under the Phillips-Van Heusen Corporation 1987 Stock Option Plan (the "Plan") (a copy of which is delivered herewith by the Company and receipt thereof is acknowledged by the Optionee) shall be responsible for the administration of this Agreement, with such duties and functions as prescribed in this Agreement only, notwithstanding that the option hereby granted is not granted under or pursuant to the Plan.
          NOW, THEREFORE, the parties hereby agrees as follows:

          23. The Company grants to the Optionee an option (the "Option") to purchase from the Company all or any part of an aggregate of 100,000 shares (the "Optioned Shares") of the common stock, $1.00 par value, of the Company (the "Common Stock"). The Option is not intended to be an incentive stock option within the meaning of section 422A(b) of the Internal Revenue Code of 1986 (the "Code") and this Agreement shall be construed and interpreted in accordance with such intention.
          24. The purchase price is $16.50 per share (the "Option Price") (which is 100% of the fair market value thereof on the date of this Agreement).
          25. The Option shall not be assignable or transferable except (x) by will and/or by the laws of descent and distribution and (y) to the Optionee's spouse and/or lineal descendants and/or their spouses or any trust of which the Optionee and/or the Optionee's spouse and lineal descendants and their spouses are beneficiaries. Any permitted transferees of the Option shall have all of the rights of the Optionee hereunder and are, after any such transfer, referred to as the Optionees with respect to the Option.
          26. The Option, subject to the condition that it shall not be exercised after February 13, 2005, may be exercised in whole at any time or in part from time to time.

          27. Neither the Optionee nor the Optionee's legal representatives, legatees or distributees shall be or be deemed to be the holder of any shares of the Common Stock covered by the Option unless and until the Optionee exercises the Option, or any portion hereof. The Optionee shall be deemed to become an owner of record of the Common Stock covered by the Option on the date the Option is exercised and payment of the Option Price was made irrespective of the date of delivery of share certificates. Upon payment of the purchase price thereof, shares issued upon exercise of the Option shall be validly issued and outstanding, fully paid and nonassessable, not subject to preemptive rights, or other contractual rights to purchase securities of the Company, and free of all liens, claims and encumbrances.
          28. In order to exercise the Option, the Optionee shall give written notice of intent to exercise the Option to the Chief Financial Officer of the Company or his delegate, in form and substance reasonably satisfactory to the Committee, specifying the number of shares of the Common Stock with respect to which the Option is being exercised, and accompanied by payment to the Company of the amount of the Option Price for the numbers of shares of the Common Stock so specified.
          29. A. Unless the shares to be issued upon the exercise of the Option shall be registered prior to the issuance thereof under the Securities Act of 1933 (the "Securities Act"), the

Optionee shall, as a condition of the Company's obligation to issue such shares, give a representation in writing that he is acquiring such shares for his own account as an investment and not with a view to, or for sale in connection with, the distribution of any thereof in violation of the Securities Act.
               B. In the event of the death of the Optionee, an additional condition of exercising the Option shall be the delivery to the Company of such tax waivers and other documents as the Committee shall reasonably determine. The executors, administrators and legal representatives of the Optionee shall have all of the rights of the Optionee hereunder and are, after the death of the Optionee, referred to as the Optionee with respect to the Option.
               C. The Optionee shall, as an additional condition of exercising the Option, make such arrangements with the Company with respect to withholding as the Committee shall reasonably determine.
          30. In the event that a dividend shall be declared upon the Common Stock payable in shares of the Common Stock, the Optioned Shares shall be adjusted by adding to each such share the number of shares which would be distributable thereon if such share had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of the Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation, then, there shall be substituted for each Optioned Share the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock shall be so changed, or for which each such share shall be exchanged. In the event that there shall be any change, other than as specified in this paragraph 8, in the number or kind of outstanding shares of the Common Stock, or of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, then, if the Committee shall, in its discretion reasonably exercised, determine that such change equitably requires an adjustment in the number or kind of Optioned Shares, such adjustment shall be made by the Committee. In the case of any such substitution or adjustment as provided for in this paragraph 8, the Option Price for each Optioned Share shall be the Option Price for all shares of stock or other securities which shall have been substituted for such Optioned Share or to which such share shall have been adjusted in accordance with the provisions in this paragraph 8. No adjustment or substitution provided for in this paragraph 8 shall require the Company to sell a fractional share hereunder. In the event of the dissolution or liquidation of the Company, or a merger, reorganization or consolidation in which the Company is not the surviving corporation, then, except as otherwise provided in the second sentence of this paragraph 8, the Option, to the extent not theretofore exercised, shall terminate forthwith.
          31. The existence of the Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.
          32.  In case:
               (a) the Company shall declare a dividend (or any other distribution) on its Common Stock other than regular quarterly cash dividends; or
               (b) the Company shall authorize the distribution to any holders of the Common Stock of any additional shares of capital stock of any class or other securities convertible, exercisable or exchangeable into shares of capital stock or any options, rights or warrants to subscribe therefor; or

               (c) there shall be any capital stock reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock), or any consolidation or merger to which the Company is a party or any exchange of securities with another corporation or any conversion of the shares purchasable upon the exercise of the Option into securities of another corporation or any sale or transfer of all or substantially all of the assets; or
               (d)  a voluntary or involuntary dissolution,
liquidation or winding up of the Company; or a sale of all or substantially all of its property, asset and business shall be proposed;
               then the Company shall cause to be provided to the Optionee at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or securities convertible into or exercisable or exchangeable for shares of Common Stock are to be determined, or (ii) the date on which such reorganization, reclassification, consolidation, merger, statutory exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange or convert their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, statutory exchange, sale, transfer, dissolution, liquidation or winding up.
          33. As a condition of the granting of the Option, the Optionee agrees, for himself and his personal representatives, that any dispute or disagreement which may arise under or as a result of or pursuant to this Agreement shall be initially determined by the Committee, in its discretion reasonably exercised.
          34. Promptly upon receipt of a written request of the Optionee that the Company effect the registration under the Securities Act of the resale by the Optionee to the public of all the Optioned Shares, the Company will file, at its sole expense, a Registration Statement on Form S-3 or any similar available short form Registration Statement under the Securities Act covering such resale, and the Company will use its best efforts to cause such Registration Statement to be declared effective under the Securities Act within 30 days after the date of such request and to remain effective until the earlier to occur of such resale of all of the Optioned Shares or the expiration of 90 days of effectiveness of such Registration Statement. The Company shall indemnify the Optionee for liabilities arising under the Securities Act in accordance with customary practice.
          35. This Agreement constitutes the entire agreement between the Company and the Optionee with respect to the matters covered hereby and may not be modified except by a written instrument signed by or on behalf of the Company and the Optionee.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer, and the Optionee has executed this Agreement, as of the day and year first above written.
                              PHILLIPS-VAN HEUSEN CORPORATION




                              By  /s/ Bruce J. Klatsky


ACCEPTED AND AGREED TO:



 /s/ Lawrence S. Phillips
     Optionee

                                                       Schedule C

                       INDEMNITY AGREEMENT


               This Indemnity Agreement (this "Agreement") is made
and entered into as of the     day of February, 1995 by and between
PHILLIPS-VAN HEUSEN CORPORATION, a Delaware corporation (the
"Company"), and LAWRENCE S. PHILLIPS ("Indemnitee").

               WHEREAS, Indemnitee has been a director of the Company since 1951 and served as an officer of the Company from 1951 through 1994;

               WHEREAS, Indemnitee has agreed to resign as a director of the Company and to serve as a consultant to the Company in accordance with the terms of that certain letter agreement, dated as of the date hereof, between Indemnitee and the Company
(the "Letter Agreement");

               WHEREAS, the By-laws of the Company (the "By-laws") provide that the Company shall indemnify any person to the fullest extent permitted by the Delaware General Corporation Law (the
"DGCL");

               WHEREAS, DGCL Section 145(f) expressly recognizes that the indemnification provisions of the DGCL are not exclusive of any other rights to which a person seeking indemnification may be entitled under bylaw, agreement, vote of stockholders or disinterested directors or otherwise;

               WHEREAS, the Company, in connection with, and as a condition of, Indemnitee's agreement to enter into the Letter
Agreement, has agreed to provide Indemnitee with the benefits contemplated by this Agreement.

               NOW, THEREFORE, in consideration of the promises, conditions and representation set forth herein, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the Company and Indemnitee hereby agree as follows:

               Section 1.  Definitions.  The following terms, as
used herein, shall have the following meanings:

               (a) "Covered Claim" shall mean any claim against Indemnitee (whether such claim is asserted by or in the right of the Company or otherwise) based upon or arising out of any past, present or future act, omission, neglect or breach of duty, including, without limitation, any actual or alleged error, omission, misstatement or misleading statement, that Indemnitee may commit or suffer, or may have committed or suffered, while serving in his capacity as a director, officer, employee and/or agent of the Company and/or, at the Company's request, as a director, officer, employee and/or agent of another corporation, partnership, joint venture, trust or other enterprise, provided that such claim:

                    (i)       is not solely based upon and does
               not arise solely out of Indemnitee gaining in fact any personal profit or advantage to which Indemnitee is not legally entitled;

                    (ii) is not for any accounting of profits made from the purchase or sale by Indemnitee of securities of the Company within the meaning of
               Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any state law; and

                    (iii)          is not based solely upon and
               does not arise solely out of Indemnitee's knowingly fraudulent, deliberately dishonest or willful misconduct.

Notwithstanding the foregoing, Covered Claim shall not include any claim against Indemnitee (whether such claim is asserted by or in the right of the Company or otherwise) based upon or arising out of any future act, omission, neglect or breach of duty, including, without limitation, any actual or alleged error, omission, misstatement or misleading statement, that Indemnitee may commit or suffer which are not committed or suffered in connection with Indemnitee's provision of services to the Company pursuant to, and in accordance with, the Letter Agreement.

               (b)  "Determination" shall mean a determination,
based upon the facts known at the time, made by:

                    (i)       the Board of Directors of the
               Company, by the vote of a majority of the directors who are not parties to the action, suit or proceeding in question ("Disinterested Directors"), at a meeting at which there is a quorum;

                    (ii)      if there are no such Disinterested
               Directors, or if directed by a majority of such Disinterested Directors at a meeting of the Board of Directors of the Company at which there is a quorum, by independent legal counsel in a written opinion;

                    (iii)          the stockholders of the
               Company; or

                    (iv) a court of competent jurisdiction in a final, nonappealable adjudication.

For the purposes hereof, "independent legal counsel" as used in
Section 1(b)(ii) hereof shall not be any person or firm who, under applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee's rights under this Agreement.

               (c) "Payment" shall mean any and all amounts that Indemnitee is or becomes legally obligated to pay in connection with a Covered Claim, including, without limitation, damages, judgments, amounts paid in settlement, reasonable costs of investigation, reasonable fees of attorneys, costs of investigative, judicial or administrative proceedings or appeals, and costs of attachment or similar bonds.

               Section 2.  Indemnification.  The Company shall
indemnify and hold harmless Indemnitee against and from any and all Payments to the extent that:

               (a) the Company shall not have advanced expenses to Indemnitee pursuant to the provisions of Article VII of the By-laws or otherwise and no determination shall have been made pursuant to such Article or the DGCL that the Indemnitee is not entitled to indemnification;

               (b) Indemnitee shall not already have received payment on account of such Payments pursuant to one or more valid and collectable insurance policies; and

               (c) such indemnification by the Company is not unlawful.

The Company shall have no obligation to indemnify Indemnitee under this Agreement for any amounts paid in a settlement of any action, suit or proceeding effected without the Company's prior written consent, which consent shall not be unreasonably withheld. Without Indemnitee's prior written consent, the Company shall not settle any claim in any manner that (x) would impose any obligation on Indemnitee which would not be indemnified against by the Company under this Agreement and (y) does not include a complete and irrevocable release of Indemnitee. Indemnitee shall not unreasonably withhold his consent to any proposed settlement.

               Section 3. Indemnification Procedure; Advancements of Costs and Expenses.

               (a) Promptly after receipt by Indemnitee of notice of the commencement or threat of commencement of any action, suit or proceeding, Indemnitee shall, if indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company thereof in writing. Failure to give such notice shall not affect right to indemnification provided herein except and to extent the Company is materially prejudiced by such failure.

               (b) If, at the time of receipt of such notice the Company has directors' and officers' liability insurance in effect, and such insurance would provide insurance with respect to the Covered Claim, the Company shall give prompt notice of the commencement of such action, suit or proceeding to the insurers in accordance with the procedures set forth in the respective policies in favor of Indemnitee. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all Payments payable as a result of such action, suit or proceeding in accordance with the terms of such policies.

               (c)  Subject to Section 3(d), all costs and
expenses, including reasonable fees of attorneys, incurred by Indemnitee in defending or investigating such action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding; provided, however, that no such costs or expenses shall be paid by the Company if, with respect to such action, suit or proceeding, a Determination is made that:

                    (i) Indemnitee did not act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; or

                    (ii)      in the case of any criminal action
               or proceeding, Indemnitee had reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the Indemnitee did not satisfy the foregoing standard of conduct to the extent applicable thereto.

Indemnitee hereby undertakes to and agrees that he will repay the Company for any costs or expenses advanced by or on behalf of the Company pursuant to this Section 3(c) if it shall ultimately be determined by a court of competent jurisdiction in a final, nonappealable adjudication that Indemnitee is not entitled to indemnification under this Agreement.

               (d) If the Company shall advance the costs and expenses of any such action, suit or proceeding pursuant to Section 3(c) of this Agreement, it shall be entitled to assume the defense of such action, suit or proceeding, if appropriate, with counsel reasonably satisfactory to Indemnitee, upon delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, the Company shall not be liable to Indemnitee under this Agreement for any costs or expenses subsequently incurred by Indemnitee in connection with such defense other than costs and expenses of investigation; provided, however, that:

                    (i)       Indemnitee shall have the right to
               employ separate counsel in any such action, suit or proceeding provided that the fees and expenses of such counsel incurred after delivery of notice by the Company of its assumption of such defense shall be at Indemnitee's own expense; and

                    (ii)      the fees and expenses of counsel
               employed by Indemnitee shall be at the expense of the Company if (aa) the employment of counsel by Indemnitee has previously been authorized by the Company, (bb) Indemnitee shall have reasonably concluded that there is, or will likely be, a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or
               (cc) the Company shall not, in fact, have employed counsel to assume the defense of such action, suit or proceeding.

               (e) All payments on account of the Company's advancement obligations under Section 3(c) of this Agreement shall be made within ten (10) days of Indemnitee's written request therefor. All other payments on account of the Company's obligations under this Agreement shall be made within thirty (30) days of Indemnitee's written request therefor, unless a Determination is made that the claims giving rise to Indemnitee's request are not payable under this Agreement. Each request for payment hereunder shall be accompanied by evidence of Indemnitee's incurrence of the costs and expenses for which such payment is sought.

               Section 4.  Amendment to Certificate or By-laws.
The Company shall not adopt any amendment to the Certificate of Incorporation or By-laws of the Company the effect of which would be to deny, diminish or encumber the Indemnitee's rights to indemnity pursuant to the Certificate of Incorporation or By-laws of the Company, the DGCL or any other applicable law as applied to any act or failure to act occurring in whole or in part prior to the date (the "Effective Date") upon which the amendment was approved by the Board of Directors of the Company or the stockholders of the Company, as the case may be. In the event that the Company shall adopt any amendment to the Certificate of Incorporation or By-laws of the Company the effect of which is to so deny, diminish or encumber the Indemnitee's rights to indemnity, such amendment shall apply only to acts or failures to act occurring entirely after the Effective Date thereof.

               Section 5. Enforcement of Indemnification; Burden of Proof. If a claim for indemnification or advancement of costs and expenses under this Agreement is not paid in full by or on behalf of the Company within the time period specified in Section 3(e) of this Agreement, Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of such claim. In any such action, the Company shall have the burden of proving that indemnification is not required under this Agreement.

It is the intent of the Company that the Indemnitee not be required to incur the expenses associated with the enforcement of his rights under this Agreement by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder. Accordingly, if the Company fails to comply with any of its obligations under the Agreement or in the event that the Company or any other person takes any action to declare the Agreement void or unenforceable, or institutes any action, suit or proceeding designed (or having the effect of being designed) to deny, or to recover from, the Indemnitee the benefits intended to be provided to the Indemnitee hereunder, the Company irrevocably authorizes the Indemnitee from time to tine to retain counsel of his choice, at the expense of the Company as hereafter provided, to represent the Indemnitee in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. Regardless of the outcome thereof, the Company shall pay and be solely responsible for any and all costs, charges and expenses, including without limitation reasonable attorneys' and others' fees and expenses, reasonably incurred by the Indemnitee as a result of the Company or any person contesting the validity or enforceability of this Agreement or any provision thereof as aforesaid; provided, however, that the Company shall not so pay or be so responsible if it is determined by a court of competent jurisdiction that to so pay and be so responsible would be unlawful.

               Section 6. Employee Benefit Plans. The term "other enterprise," as used in this Agreement, shall include employee benefit plans. All references in this Agreement to, "serving...at the Company's request" shall include any service by Indemnitee as a director, officer, employee and/or agent of the Company which imposes duties on, or involves services by, Indemnitee with respect to an employee benefit plan, its participants or beneficiaries. If Indemnitee acts in good faith and in a manner he reasonably believes to be in the interests of the participants and beneficiaries of an employee benefit plan, then, for purposes of
Section 3(c)(i) hereof, Indemnitee shall be deemed to have acted in a manner he "reasonably believed to be in or not opposed to the best interests of the Company."

               Section 7. Rights Not Exclusive. The rights to indemnification and advancement of costs and expenses provided hereunder shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under any charter document, bylaw, agreement, insurance policy, vote of stockholders or disinterested directors or otherwise.

               Section 8. Subrogation. In the event of payment under this Agreement by or on behalf of the Company, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who promptly shall execute, at the sole expense of the Company, all papers that may be required and, at the sole expense of the Company, promptly shall do all things that may be necessary to secure such rights, including, without limitation, the execution of such documents as may be necessary to enable the Company effectively to bring suit to enforce such rights.

               Section 9. Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without reference to the conflicts of law provisions thereof.

               Section 10.  Jurisdiction.  The Company and
Indemnitee hereby irrevocably consent to the jurisdiction of the courts of the State of New York for all purposes in connection with any action, suit or proceeding which arises out of or relates to this Agreement, and agree that any action instituted under this Agreement shall be brought only n the state courts of the State of New York.

               Section 11. Attorney's Fees. Subject to Section 5 hereof, if any action, suit or proceeding is commenced in connection with or related to this Agreement, the prevailing party shall be entitled to have its costs and expenses, including, without limitation, reasonable fees of attorneys and reasonable expenses of investigation, paid by the losing party.

               Section 12. Severability. In the event that any provision of this Agreement shall be declared invalid or unenforceable, such invalidity or enforceability shall not affect the validity or enforceability of the other provisions of this Agreement, it being hereby agreed that such provisions are severable and that this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

               Section 13. Successors and Assigns. This Agreement shall be binding upon all successors and assigns of the Company, including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law, and shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and assigns of Indemnitee.

               Section 14.  Notices.  All notices and
communications hereunder shall be in writing and shall be sent by registered or certified mail, return receipt requested, addressed to the party for whom or for which intended, in the case of the Company, to its then principal executive office, or at such other address of which the Company shall have given notice to Indemnitee in the manner herein provided, and in the case of Indemnitee, at his residence address as set forth in the records of the Company (which is currently 2197 N.W. 60th Road, Boca Raton, Florida
33496) or at such other address of which he shall have given notice to the Company in the manner herein provided, with a copy of all such notices and communications to be given concurrently to Rosenman & Colin, 575 Madison Avenue, New York, New York 10022,
Attention: Edward H. Cohen, Esq. and to Shereff, Friedman, Hoffman & Goodman, LLP, 919 Third Avenue, New York, NY 10022, Attention:
Martin Nussbaum, Esq.

               Section 15. Prior Agreements; Waivers. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and, except as contemplated hereby, supersedes all prior agreements and understandings with respect to the subject matter hereof. No waiver shall be deemed to be made by either of the parties to any of its or his rights hereunder unless that waiver shall be in a writing signed by the waiving party and any such waiver shall only be effective to the extent set forth therein.

               Section 16. Descriptive Headings. The descriptive headings in this Agreement are included for the convenience of the parties only and shall not affect the construction of this Agreement.

               Section 17.  Counterparts.  This Agreement may be
executed in two counterparts, both of which taken together shall constitute one document.

               Section 18. Amendment. No amendment, modification, termination or cancellation of this Agreement shall be effective unless made in writing and signed by each of the parties hereto.

               IN WITNESS WHEREOF, the Company and Indemnitee have executed this Agreement as of the day and year first above written.


               PHILLIPS-VAN HEUSEN CORPORATION


               By:
               Name:
               Title:




               Name:  Lawrence S. Phillips